Cumberland Pharmaceuticals Reports
Third Quarter 2023 Financial Results

NASHVILLE, TENNESSEE (Tuesday, November 7, 2023) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company, announced today that its product portfolio of FDA-approved brands delivered combined revenues of $10.1 million during the third quarter of 2023 and $30.2 million year to date.
Net loss for the third quarter was $1.0 million, while year-to-date net income was $15,086. Adjusted earnings were $260,146 for the third quarter and $4.2 million, or $0.29 a share, year to date. Cash flow from operations during 2023 has totaled $5.1 million.
The company ended the third quarter with $88 million in total assets, $52 million in total liabilities, and $36 million of shareholders’ equity.
“During 2023 our team has been working diligently to advance our long-term business strategy, building our brands and progressing our clinical programs,” said Cumberland Pharmaceuticals CEO A.J. Kazimi. “Moreover we have refined our mission statement, to reflect our collaborative efforts and patient focus - as we provide unique products that improve the quality of their care.”
Cumberland will report its full third quarter 2023 financial results and provide a company update via a conference call today at 4:30 p.m. Eastern Time.
Recent Company developments include:
New Bank Credit Facility
On September 5, 2023, Cumberland entered into a new Revolving Credit Loan Agreement with Pinnacle Bank for a three-year term. The agreement provides for an aggregate principal funding amount of up to $25 million. It provides an initial revolving credit line with $20 million of availability, and the ability of Cumberland to increase the amount to $25 million under certain conditions. The interest rate is based on Benchmark (Term SOFR) plus a spread of 2.75%, and Cumberland is subject to one financial covenant, the maintenance of a Funded Debt Ratio, determined on a quarterly basis.
New Vibativ Pediatric Study Publication
In October 2023, Cumberland announced a new publication in Antimicrobial Agents and Chemotherapy detailing the results of the first clinical study investigating the safety and pharmacokinetics of its Vibativ injection in children 2 to 17 years of age. Vibativ is an intravenous antibiotic approved by the FDA for the treatment of hospital-acquired and ventilator-associated bacterial pneumonia as well as complicated skin and skin structure infections caused by certain gram-positive bacteria in adults.

This is the first reported study evaluating Vibativ in pediatric patients. The results of the study suggest that a single dose of Vibativ is safe in children and they experience reduced exposure to Vibativ, compared with the same body weight-based dosing in adults.
Federal NOPAIN Act
Cumberland expects its Caldolor injection, a non-opioid analgesic product, will be eligible for special Medicare reimbursement under the Non-Opioids Prevent Addiction in the Nation Act (the “NOPAIN Act”), which was enacted as part of the Consolidated Appropriations Act of 2023.
The NOPAIN Act requires Medicare to provide separate reimbursement for non-opioid products that are used to manage pain during surgeries conducted in hospital outpatient departments or in ambulatory surgical centers. The NOPAIN Act applies, in part, to products that are indicated to provide analgesia without acting upon the body’s opioid receptors.
The reimbursement for non-opioid pain alternatives under the NOPAIN Act will apply to those products that are furnished between January 1, 2025 and January 1, 2028. It is anticipated that in 2024, the Centers for Medicare & Medicaid Services will issue regulations implementing the NOPAIN Act and detailing the conditions for, and amount of, the separate reimbursement. Cumberland submitted a comment letter along with clinical information in the third quarter, explaining why Caldolor should be included and separately reimbursed.
Caldolor is approved by the FDA for use in adults and pediatric patients 3 months and older for the management of mild to moderate pain as a sole therapy, and for the management of moderate to severe pain as an adjunct to an opioid. A series of published clinical studies have demonstrated that Caldolor significantly reduces patient pain, while also significantly reducing patients’ need for opioids.
Sancuso Acquisition and Approval of New Manufacturing Plant
Early last year, Cumberland acquired the U.S. rights to the FDA-approved oncology-supportive care medicine Sancuso from Kyowa Kirin, Inc., the U.S. affiliate of Japan-based Kyowa Kirin Co., Ltd.
Sancuso is the first and only FDA-approved prescription patch for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment.
As of September 2023, the transition of Sancuso to Cumberland is complete. In late 2022, the FDA approved moving the product’s manufacturer to a new facility, and the production of supplies for Cumberland at that plant is now underway during the fourth quarter of 2023.
Vaprisol Supply Update
Cumberland continues to work with its new manufacturing partner for Vaprisol, Nephron Pharmaceuticals, to provide interim supplies of a special compounded conivaptan product to the market in support of critically ill patients. The companies will share in the sales of this compounded product, which has been successfully manufactured and expected to be available by the end of 2023. Cumberland then plans to file for the approval to manufacture branded Vaprisol once Nephron addresses the FDA’s Form 483 and warning letter issues.
Clinical Development Programs
Cumberland has been evaluating its ifetroban product candidate, a selective thromboxane-prostanoid receptor antagonist, in a series of clinical studies. It has been dosed in nearly 1,400 subjects and has been found to be safe and well tolerated in healthy volunteers and various patient populations.

Patient enrollment is well underway in two company sponsored Phase II clinical programs to evaluate ifetroban in Systemic Sclerosis or scleroderma, a debilitating autoimmune disorder characterized by diffuse fibrosis of the skin and internal organs; and the Cardiomyopathy associated with Duchenne Muscular Dystrophy (“DMD”), a rare and fatal genetic neuromuscular disease that results in deterioration of the skeletal, heart and lung muscles.
Cumberland is sponsoring the FIGHT DMD™ trial, a multicenter, randomized, placebo-controlled Phase II study evaluating the safety, pharmacokinetics and efficacy of two doses of oral ifetroban for the treatment of the cardiomyopathy associated DMD. The trial is evaluating 12 months of oral ifetroban in 24 subjects with early-stage cardiomyopathy and 24 subjects with advanced-stage heart disease across 10 U.S. centers that specialize in DMD cardiomyopathy.
In May 2023, Cumberland announced that the FDA has cleared the Investigational New Drug Application for a Phase II study in patients with Idiopathic Pulmonary Fibrosis (“IPF”), the most common form of progressive fibrosing interstitial lung disease. As a result, the company is initiating its FIGHTING FIBROSIS trial designed to enroll 128 patients in over 20 medical centers of excellence across the U.S. This Phase II clinical trial will study the safety, tolerability and efficacy of oral ifetroban in patients with IPF. Recent studies have shown ifetroban can both prevent and enhance resolution of lung fibrosis in multiple preclinical models.
Cumberland’s plan going forward is to complete each of its company-sponsored studies, analyze their final data, announce top-line results and decide on the best development path for the registration of ifetroban, which the company continues to believe has the potential to benefit many patients with orphan diseases that represent unmet medical needs.
FINANCIAL RESULTS:
Net Revenue: For the three months ended September 30, 2023, net revenues were $10.1 million and included $3.9 million for Kristalose®, $2.8 million for Vibativ®, $1.9 million for Sancuso® and $1.2 million for Caldolor®. Year-to-date 2023 net revenues were $30.2 million and included $12.3 million for Kristalose, $6.8 million for Vibativ, $5.7 million for Sancuso and $3.3 million for Caldolor.
Operating Expenses: Total operating expenses were $12.0 million for the third quarter of 2023 and $33.6 million for the first nine months of the year.
Net Income (Loss): The net loss for the third quarter of 2023 was $1.0 million, while the year-to-date net income was $15,086.
Adjusted earnings: Adjusted earnings for the third quarter of 2023 were $260,146, or $0.02 a share and $4.2 million year to date, or $0.29 a share. The adjusted earnings calculation does not include the benefit of the $0.5 million of Vibativ cost of goods, which was received with the product acquisition. It also does not include the benefit of the $0.3 million of Sancuso cost of goods, which was received with that product’s acquisition.
Balance Sheet: At September 30, 2023, Cumberland had $87.8 million in total assets, including $18.5 million in cash and cash equivalents.
Total liabilities were $52.1 million, including $12.9 million outstanding on the Company's revolving line of credit. Total shareholders' equity was $36.0 million.

EARNINGS REPORT CALL:
A conference call will be held on Nov. 7, 2023, at 4:30 p.m. Eastern Time to discuss the results. To participate in the call, please register at
https://register.vevent.com/register/BI9c23410ae1a342fab9f11ecec96f52fa.
Registered participants can dial in from their phone using a dial-in and PIN number that will be provided to them. Alternatively, they can choose a “Call Me” option to have the system automatically call them at the start of the conference.
A replay of the call will be available for one year and can be accessed via Cumberland’s website or by visiting https://edge.media-server.com/mmc/p/iqydy4yi.

ABOUT CUMBERLAND PHARMACEUTICALS:
Cumberland Pharmaceuticals Inc. is the largest biopharmaceutical company founded and headquartered in Tennessee and is focused on providing unique products that improve the quality of patient care. The company develops, acquires, and commercializes products for the hospital acute care, gastroenterology and oncology market segments.
The company’s portfolio of FDA-approved brands includes:
•Acetadote® (acetylcysteine) injection, for the treatment of acetaminophen poisoning;
•Caldolor® (ibuprofen) injection, for the treatment of pain and fever;
•Kristalose® (lactulose) oral, a prescription laxative, for the treatment of constipation;
•Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) oral, for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease;
•Sancuso® (granisetron) transdermal, for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment;
•Vaprisol® (conivaptan) injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia; and
•Vibativ® (telavancin) injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections.
The company also has a series of Phase II clinical programs underway evaluating its ifetroban product candidate in patients with cardiomyopathy associated with Duchenne Muscular Dystrophy and Systemic Sclerosis. Additionally, Cumberland recently received FDA clearance to proceed directly to a Phase II study for patients with Idiopathic Pulmonary Fibrosis, the most common form of progressive fibrosing interstitial lung disease.
For more information on Cumberland’s approved products, including full prescribing information, please visit links to the individual product websites, which can be found on the company’s website at www.cumberlandpharma.com.

About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs as well as patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com.
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. For full prescribing and safety information, visit www.omeclamox.com.
About Sancuso® (granisetron) Transdermal System
Sancuso is the only skin patch approved by the FDA for the prevention of chemotherapy-induced nausea and vomiting (CINV) in patients receiving moderately and/or highly emetogenic chemotherapy. When applied 24 to 48 hours before receiving chemotherapy, the Sancuso patch slowly and continuously releases the medicine contained in the adhesive through clean and intact skin areas into the patient’s bloodstream. It can be worn for up to seven days in a row for chemotherapy regimens of up to five consecutive days. For full prescribing and safety information, visit www.sancuso.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.

About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA-approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information, please visit www.vibativ.com.
ABOUT CUMBERLAND EMERGING TECHNOLOGIES:
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN and WinHealth. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET’s Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.

FORWARD LOOKING STATEMENTS:
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland’s current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. Forward-looking statements include, among other things, statements regarding the company’s intent, belief or expectations, and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “should,” “seek,” “anticipate,” “look forward” and other comparable terms or the negative thereof. As with any business, all phases of Cumberland’s operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland’s operation results. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland’s products on a timely basis, failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, natural disasters, public health epidemics, maintaining an effective sales and marketing infrastructure, and other events beyond the company’s control as more fully discussed in its most recent 10-K as filed with the U.S. Securities and Exchange Commission ("SEC"), as well as the Company's other filings with the SEC from time to time. There can be no assurance that results anticipated by the company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.
SOURCE: Cumberland Pharmaceuticals Inc.

Investor Contact:	Media Contact:
Shayla Simpson	Molly Aggas
Cumberland Pharmaceuticals Inc.	Dalton Agency
(615) 255-0068	(704) 641-6641

- MORE -

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$18,507,965	$19,757,970
Accounts receivable, net	12,620,120	13,163,681
Inventories, net	8,670,548	9,863,581
Prepaid and other current assets	1,971,164	3,084,978
Total current assets	41,769,797	45,870,210
Non-current inventories	8,301,845	7,527,167
Property and equipment, net	377,439	284,039
Intangible assets, net	27,121,070	30,590,678
Goodwill	914,000	914,000
Operating lease right-of-use assets	6,711,155	5,218,403
Other assets	2,555,638	2,520,661
Total assets	$87,750,944	$92,925,158
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$10,818,045	$10,819,011
Operating lease current liabilities	334,288	172,910
Other current liabilities	16,175,937	17,587,911
Total current liabilities	27,328,270	28,579,832
Revolving line of credit	12,923,125	16,200,000
Operating lease non-current liabilities	5,388,900	4,586,301
Other long-term liabilities	6,455,091	7,585,019
Total liabilities	52,095,386	56,951,152
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 14,217,926 and 14,366,616 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	47,185,304	47,474,973
Accumulated deficit	(11,193,755)	(11,208,841)
Total shareholders’ equity	35,991,549	36,266,132
Noncontrolling interests	(335,991)	(292,126)
Total equity	35,655,558	35,974,006
Total liabilities and equity	$87,750,944	$92,925,158

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net revenues	$10,085,926	$11,413,072	$30,199,441	$32,887,269
Costs and expenses:
Cost of products sold	1,765,590	2,224,443	4,536,628	6,468,212
Selling and marketing	4,743,142	4,110,397	13,692,535	13,281,511
Research and development	1,924,768	1,714,254	4,569,476	5,283,083
General and administrative	2,343,855	2,166,118	7,212,731	6,672,442
Amortization	1,175,174	1,486,448	3,563,493	4,609,146
Total costs and expenses	11,952,529	11,701,660	33,574,863	36,314,394
Operating loss	(1,866,603)	(288,588)	(3,375,422)	(3,427,125)
Interest income	98,603	21,602	205,854	52,709
Other income	—	—	2,828,871	—
Other income - settlement	475,000	—	475,000	—
Other income - insurance proceeds	346,800	—	346,800	611,330
Interest expense	(110,081)	(149,340)	(489,069)	(406,539)
Loss before income taxes	(1,056,281)	(416,326)	(7,966)	(3,169,625)
Income tax expense	(6,938)	(6,900)	(20,813)	(20,700)
Net loss	(1,063,219)	(423,226)	(28,779)	(3,190,325)
Net loss at subsidiary attributable to noncontrolling interests	13,921	14,587	43,865	60,813
Net income (loss) attributable to common shareholders	$(1,049,298)	$(408,639)	$15,086	$(3,129,512)

Earnings (loss) per share attributable to common shareholders
- basic	$(0.07)	$(0.03)	$—	$(0.21)
- diluted	$(0.07)	$(0.03)	$—	$(0.21)
Weighted-average shares outstanding
- basic	14,277,229	14,477,478	14,343,560	14,618,975
- diluted	14,277,229	14,477,478	14,521,600	14,618,975

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(28,779)	$(3,190,325)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	3,702,687	4,816,630
Share-based compensation	271,146	320,598
Decrease in non-cash contingent consideration	(1,017,712)	(1,051,908)
Decrease in cash surrender value of life insurance policies over premiums paid	16,357	708,293
Increase in noncash interest expense	11,713	7,608
Life insurance proceeds	(346,800)	(611,330)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	890,361	(8,184,656)
Inventories	418,355	1,338,881
Other current assets and other assets	(439,320)	4,355,396
Accounts payable and other current liabilities	1,903,021	8,778,631
Other long-term liabilities	(327,329)	(2,472,453)
Net cash provided by operating activities	5,053,700	4,815,365
Cash flows from investing activities:
Additions to property and equipment	(232,595)	(255,676)
Settlement of patent litigation	—	21,757
Life insurance policy proceeds received	—	877,597
Cash paid for acquisitions	—	(13,500,000)
Additions to intangibles	(133,739)	(177,362)
Net cash used in investing activities	(366,334)	(13,033,684)
Cash flows from financing activities:
Borrowings on line of credit	23,775,000	46,700,000
Repayments on line of credit	(27,051,875)	(44,000,000)
Cash payment of contingent consideration	(2,108,933)	(1,117,576)
Repurchase of common shares	(551,563)	(863,383)
Net cash provided by (used in) financing activities	(5,937,371)	719,041
Net decrease in cash and cash equivalents	(1,250,005)	(7,499,278)
Cash and cash equivalents at beginning of period	$19,757,970	$27,040,816
Cash and cash equivalents at end of period	$18,507,965	$19,541,538

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended September 30,		Three months ended September 30,
	2023	2023	2022	2022
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net loss attributable to common shareholders	$(1,049,298)	$(0.07)	$(408,639)	$(0.03)
Less: Net loss at subsidiary attributable to noncontrolling interests	13,921	—	14,587	—
Net loss	(1,063,219)	(0.07)	(423,226)	(0.03)
Adjustments to net loss
Income tax expense	6,938	—	6,900	—
Depreciation and amortization	1,221,837	0.08	1,544,545	0.11
Share-based compensation (a)	83,112	0.01	188,450	0.01
Interest income	(98,603)	(0.01)	(21,602)	—
Interest expense	110,081	0.01	149,340	0.01
Adjusted Earnings and Adjusted Diluted Earnings Per Share	$260,146	$0.02	$1,444,407	$0.10

Diluted weighted-average common shares outstanding:		14,422,274		14,687,915

	Nine months ended September 30,		Nine months ended September 30,
	2023	2023	2022	2022
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$15,086	$—	$(3,129,512)	$(0.21)
Less: Net loss at subsidiary attributable to noncontrolling interests	43,865	—	60,813	—
Net loss	(28,779)	—	(3,190,325)	(0.21)
Adjustments to net loss
Income tax expense	20,813	—	20,700	—
Depreciation and amortization	3,702,687	0.25	4,816,630	0.32
Share-based compensation (a)	271,146	0.02	320,598	0.02
Interest income	(205,854)	(0.01)	(52,709)	—
Interest expense	489,069	0.03	406,539	0.03
Adjusted Earnings and Adjusted Diluted Earnings Per Share (b)(c)	$4,249,082	$0.29	$2,321,433	$0.16

Diluted weighted-average common shares outstanding:		14,559,687		14,861,812

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:
•Adjusted Earnings (loss): net income (loss) adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation, interest income and interest expense. The definition of Adjusted Earnings has been changed to include all gains and losses, as gains are occurring more frequently for the Company. The financial information presented for the nine months ended September 30, 2022, has been adjusted to be consistent with the current year presentation.
    (a)     Represents the share-based compensation of Cumberland.
(b)     Year-to-date Adjusted Earnings includes a litigation settlement based on two $500,000 milestone payments due to the Company for the license associated with its Vibativ product.
(c)    Year-to-date Adjusted Earnings includes a gain on the refund of 2022 and 2023 FDA fees in the amount of $2.8 million.
•Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.